Exhibit 10.2

FORM OF

XOMA LTD.

CHANGE OF CONTROL SEVERANCE AGREEMENT

This Change of Control Severance Agreement (the “Agreement”) is made and entered into effective as of _______, 2006 (the “Effective Date”), by and between ___________ (the “Employee”) and XOMA Ltd., a Bermuda company (the “Company”).

R E C I T A L S

A. It is expected that the Company may from time to time consider the possibility of a Change of Control (as hereinafter defined). The Board of Directors of the Company (the “Board”) recognizes that such consideration could be a distraction to the Employee and could cause the Employee to consider alternative employment opportunities.

B. The Board believes that it is in the best interest of the Company and its shareholders to provide the Employee with an incentive to continue the Employee’s employment and to maximize the value of the Company upon a Change of Control for the benefit of its shareholders.

C. In order to provide the Employee with enhanced financial security and sufficient encouragement to remain with the Company notwithstanding the possibility of a Change of Control, the Board believes that it is imperative to provide the Employee with certain severance benefits upon the Employee’s termination of employment following a Change of Control.

D. XOMA (US) LLC, a wholly-owned subsidiary of the Company, and the Employee have previously entered into an employment agreement effective as of _______, 2006 (the “Existing Agreement”), which provides the Employee with certain severance benefits upon the Employee’s termination of employment.

E. The parties intend that this Agreement shall operate in addition to, and not in replacement of, the Existing Agreement.

AGREEMENT

In consideration of the mutual covenants herein contained and the continued employment of the Employee by the Company, the parties agree as follows:

1.  Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

(a)  “Cause” shall mean (i) the Employee has been convicted of any crime or offense constituting a felony under applicable law, including, without limitation, any act of dishonesty such as embezzlement, theft or larceny, (ii) the Employee has acted or refrained from acting in respect of any of the duties and responsibilities which have been assigned to her/him in accordance with this Agreement or the Existing Agreement and shall fail to desist from such action or inaction within thirty (30) days after the Employee’s receipt of notice from the Company of such action or inaction and the Board determines that such action or inaction constituted gross negligence or a willful act of malfeasance or misfeasance of the Employee in respect of such duties, or (iii) the Employee has breached any material term of this Agreement or the Existing Agreement and shall fail to correct such breach within thirty (30) days after the Employee’s receipt of notice from the Company of such breach.

(b)  “Change of Control” shall mean the occurrence of any of the following events:

(i)  a merger, amalgamation or acquisition in which the Company is not the surviving or continuing entity, except for a transaction the principal purpose of which is to change the jurisdiction of the Company’s organization;

(ii)  the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)  any other reorganization or business combination in which fifty percent (50%) or more of the Company’s outstanding voting securities are transferred to different holders in a single transaction or series of related transactions;

(iv)  any approval by the shareholders of the Company of a plan of complete liquidation of the Company;

(v)  any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becoming the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities; or

(vi)  a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who (A) are directors of the Company as of the date hereof, (B) are elected, or nominated for election, to the Board with the affirmative votes of the directors of the Company as of the date hereof, or (C) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (i) through (v) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

(c)  “Change of Control Protection Period” shall mean the period commencing one (1) month prior to the execution of the definitive agreement for a Change of Control and eighteen (18) months following the closing of a Change of Control.

(d)  “Compensation Continuation Period” shall mean the period of time commencing with termination of the Employee’s employment as a result of Involuntary Termination at any time within a Change of Control Protection Period and ending with the date ______ months following the date of the Employee’s Involuntary Termination.

(e)  “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f)  “Involuntary Termination” shall mean (i) the failure of a successor or an acquiring company to offer the Employee the position held by Employee on the date of this Agreement (or, if higher, a subsequent position of the Employee) with the successor or acquiring company following a Change of Control; (ii) without the Employee’s express written consent, a substantial reduction, without good business reasons, of the rights, privileges and perquisites available to the Employee immediately prior to such reduction; (iii) without the Employee’s express written consent, a material diminution in the authority, responsibilities, duties or reporting lines held or possessed by the Employee prior to the Change of Control; (iv) without the Employee’s express written consent, a reduction by the Company of the Employee’s base salary or target bonus as in effect immediately prior to such reduction; (v) without the Employee’s express written consent, a material reduction by the Company in the kind or level of employee benefits to which the Employee is entitled immediately prior to such reduction with the result that the Employee’s overall benefits package is significantly reduced; (vi) without the Employee’s express written consent, the relocation of the regular offices of the Employee to a facility or a location more than thirty (30) miles further from the Employee’s current location (unless such new facility or location is closer to the Employee’s residence); (vii) any purported termination of the Employee by the Company which is not effected for Cause or for which the grounds relied upon are not valid; or (viii) the failure of the Company to obtain the assumption of this Agreement by any successors contemplated in Section 7 below.

2.  Term of Agreement. This Agreement shall terminate upon the date that all obligations of the parties hereto under this Agreement have been satisfied or, if earlier, on the date, prior to a Change of Control Protection Period, the Employee is no longer employed by the Company.

3.  At-Will Employment. The Company and the Employee acknowledge that the Employee’s employment is and shall continue to be at-will, as defined under applicable law. If the Employee’s employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement or the Existing Agreement or as may otherwise be established under the Company’s then existing employee benefit plans or policies at the time of termination.

4.  Change of Control and Severance Benefits.

(a)  Option Acceleration and Extended Exercise Period. If the Employee’s employment with the Company terminates as a result of an Involuntary Termination at any time within a Change of Control Protection Period, then the exercisability of all options granted to the Employee by the Company (including any such options granted or assumed by the sur-

viving or continuing entity of the Change of Control) and still outstanding (the “Options”) shall automatically be accelerated so that all the Options may be exercised immediately upon such Involuntary Termination for any or all of the shares subject thereto and the post-termination exercise period shall be extended to sixty (60) months or the remainder of the maximum term of the Options (or such shorter period of time to avoid the application of Section 409A of the Code). The Options shall continue to be subject to all other terms and conditions of the Company’s share option plans and the applicable option agreements between the Employee and the Company.

(b)  Outplacement Program. If the Employee’s employment with the Company terminates as a result of an Involuntary Termination at any time within a Change of Control Protection Period, the Employee will immediately become entitled to participate in a twelve (12) month executive outplacement program provided by an executive outplacement service, at the Company’s expense not to exceed fifteen thousand dollars ($15,000).

(c)  Termination Following a Change of Control.

(i)  Cash Severance Payment Upon Involuntary Termination. If the Employee’s employment with the Company terminates as a result of an Involuntary Termination at any time within a Change of Control Protection Period, then the Employee shall be entitled to receive a severance payment equal to the sum of (A) an amount equal to ____ times the Employee’s annual base salary as in effect immediately prior to the Involuntary Termination, plus (B) an amount equal to ____ times Employee’s target bonus as in effect for the fiscal year in which the Involuntary Termination occurs. Such severance payments shall be in lieu of any other severance payment to which the Employee shall be entitled as a result of such termination pursuant to this Agreement, any employment agreement with or offer letter from the Company or any of its affiliates or the Company’s or any of its affiliate’s then existing severance plans and policies. The severance payment described in Section 4(c)(i)(A) shall be paid in monthly installments over ______ months, beginning within thirty (30) days of the termination, provided, however, if the Employee is employed with another employer at any time within ______ months following the termination, then, to the extent permitted under Section 409A of the Code and the final rules and regulations promulgated thereunder, any remaining unpaid installment payments shall be paid in a lump sum within 30 days of the receipt by the Company of written notice and confirmation of such new employment. The severance payment described in Section 4(c)(i)(B) shall be paid in a lump sum within thirty (30) days of the termination.

(ii)  Provision of Group Health and Certain Other Benefits. In addition, during a period of ______ months following the termination of Employee’s employment as a result of an Involuntary Termination at any time within a Change of Control Protection Period, (A) the Company shall make available and pay for the full cost of the coverage (plus an additional amount to pay for the taxes on such payments, if any, plus any taxes on such additional amount) of the Employee and Employee’s spouse and eligible dependents under any group health plans of the Company on the date of such termination of employment at the same level of health (i.e., medical, vision and dental) coverage and benefits as in effect for the Employee or such covered dependents on the date immediately preceding the date of the Employee’s termination; provided, however, that (1) the Employee and Employee’s spouse and eligible dependents each constitutes a qualified beneficiary, as defined in Section 4980B(g)(1) of the Internal Revenue Code of 1986, as amended; and (2) the Employee elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), within the time period prescribed pursuant to COBRA; and (B) if Employee is, at the time of such termination, an eligible participant in the Company’s mortgage differential program, the Company shall continue to make mortgage assistance payments to Employee pursuant to such program as in effect at the time of such termination. Notwithstanding the foregoing, the payments by the Company for such group health coverage and/or mortgage assistance, as applicable, shall cease prior to the expiration of the ______ month period in this Section 4(c)(ii) upon the employment of the Employment by another employer. Furthermore, if, at the time of the termination of Employee’s employment as a result of an Involuntary Termination at any time within a Change of Control Protection Period, Employee is the obligor of a “forgivable” loan (i.e., a loan which by its terms is to be considered forgiven by the Company and paid by the obligor in circumstances other than actual repayment) from the Company, then, notwithstanding any provisions of such loan to the contrary, such loan shall remain outstanding, and the forgiveness thereof shall continue, for a period of ______ months following such termination in accordance with the terms of such loan in effect at the time of such termination; provided, however, that at the end of such period of ______ months, the outstanding balance of such loan shall be immediately due and payable, together with any accrued and unpaid interest thereon.

(iii)  Section 409A of the Code. Notwithstanding the foregoing clauses (i) and (ii), to the extent any of the severance payments, mortgage assistance payments or loan forgiveness referred to therein, or any taxes payable on the health benefits referred to therein, would be deemed made in connection with a “separation from service” within the meaning of the term in Section 409A(a)(2)(A)(i) of the Code to a “specified employee” within the meaning of the term in Section 409A(a)(2)(B(i) of the Code, and not exempt from the requirements of Section 409A of the Code, then such payments or forgiveness, as the case may be, shall be postponed until six (6) months following the Employee’s termination from employment as required by Section 409A of the Code, provided, however, if prior to the expiration of such six-month period, the Employee dies or becomes “disabled” within the meaning of the term in Section 409A(a)(2)(c) of the Code, or suffers an “unforeseeable emergency” within the meaning of the term in Section 409A(a)(2)(B)(ii), or there has occurred a subsequent “change in the ownership or effective control” of the Company or in the “ownership of a substantial portion of the assets” of the Company within the meaning of such phrases in Section 409A(a)(2)(A)(v) of the Code, then such payments or forgiveness, as the case may be, shall commence prior to expiration of the six month pe-

riod according to the original payment schedule for such payments to the extent permitted by Section 409A of the Code. Thus, for example, if the provision in the preceding sentence applies, the first six (6) monthly installments of the severance payments provided for in clause (i) above shall be paid immediately following the six (6) month period in a lump sum and the seventh (7th) through ______ installments shall be paid according to their original schedule provided that the Employee does not die, become “disabled,” or suffer an “unforeseeable emergency,” and there has not occurred a “change in the ownership or effective control” of the Company or in the “ownership of a substantial portion of the assets” of the Company during such six-month period.

(iv)  Voluntary Resignation or Termination for Cause. If the Employee’s employment with the Company terminates as a result of the Employee’s voluntary resignation which is not an Involuntary Termination or if the Employee is terminated for Cause at any time after a Change of Control, then the Employee shall not be entitled to receive severance or other benefits hereunder, but may be eligible for those benefits (if any) as may then be established under the Company’s then existing severance and benefits plans and policies at the time of such termination.

(d)  Disability or Death. If the Employee’s employment with the Company terminates due to the Employee’s death or disability following a Change of Control, then the Employee shall not be entitled to receive severance or other benefits hereunder, except for those (if any) as may be then established under the Company’s then existing severance and benefits plans and policies at the time of such disability or death. In the event of the Employee’s death or disability after the termination of the Employee’s employment with the Company as a result of an Involuntary Termination within a Change of Control Protection Period, the Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees shall be entitled to receive severance or other benefits hereunder.

(e)  Accrued Wages and Vacation; Expenses. Without regard to the reason for, or the timing of, the Employee’s termination of employment (and without duplication of any similar benefits under any employment agreement with the Company or any of its affiliates): (i) the Company shall pay the Employee any unpaid base salary due for periods prior to the date of termination; (ii) the Company shall pay the Employee all of the Employee’s accrued and unused vacation through the date of termination; and (iii) following submission of proper expense reports by the Employee, the Company shall reimburse the Employee for all expenses reasonably and necessarily incurred by the Employee in connection with the business of the Company prior to the date of termination. These payments shall be made promptly upon termination and within the period of time mandated by law.

5.  Conditional Nature of Severance Payments.

(a)  Non-Compete. The Employee shall not, to the detriment of the Company or any of its affiliates, disclose or reveal to any unauthorized person any trade secret or other confidential information relating to the Company or its affiliates or to any businesses oper-

ated by them, and the Employee confirms that such information constitutes the exclusive property of the Company. The Employee shall not otherwise act or conduct her/himself to the material detriment of the Company or its affiliates, or in a manner which is inimical or contrary to the interests thereof, and, for a period of twenty-four (24) months following the termination of Employee’s employment as a result of an Involuntary Termination at any time within a Change of Control Protection Period, shall not, directly or indirectly, engage in or render any service (whether to a person, firm or business) in direct competition with the Company; provided, however, that the Employee’s ownership of less than five percent (5%) of the outstanding stock of a corporation shall not itself be deemed to constitute such competition. The Employee recognizes that the possible restrictions on her/his activities which may occur as a result of her/his performance of her/his obligations under this Section 5(a) are required for the reasonable protection of the Company and its investments. For purposes hereof, “in direct competition” means engaged in the research, development and/or production of biological materials intended for use as therapeutic, prophylactic or diagnostic products in one or more of the same indications, and that utilize one or more of the same scientific bases (e.g., in the case of a therapeutic antibody, targets the same signal initiating pathway), as a product or product candidate the research, development and/or production of which is an active part of the Company’s business plan at the time of Employee’s termination.

(b)  Non-Disparagement. The Employee and the Company agree to refrain from any defamation, libel or slander of the other and its respective officers, directors, employees, representatives, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns or tortious interference with the contracts and relationships of the other and its respective officers, directors, employees, representatives, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations and assigns.

(c)  Understanding of Covenants. The Employee represents that the Employee (i) is familiar with the foregoing covenants not to compete and not to disparage, and (ii) is fully aware of the Employee’s obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of the covenant not to compete.

6.  Golden Parachute Excise Tax. In the event that the benefits provided for in this Agreement or otherwise payable to the Employee constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) that are subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Employee shall receive (i) a one-time payment from the Company sufficient to pay such excise tax (the “Excise Tax Gross-Up”), and (ii) an additional one-time payment from the Company sufficient to pay the additional excise tax and federal, state and local income and employment taxes arising from the Excise Tax Gross-Up made by the Company to the Employee pursuant to this Section 6 (the “Additional Gross-Up”). Unless the Company and the Employee otherwise agree in writing, the determination of the Employee’s excise tax liability and the amount required to be paid under this Section 6 shall be made in writing in good faith by the accounting firm serving as the Company’s inde-

pendent public accountants immediately prior to the Change of Control (the “Accountants”). In the event that the Excise Tax incurred by the Employee is determined by the Internal Revenue Service to be greater or lesser than the amount so determined by the Accountants, the Company and the Employee agree to promptly make such additional payment, including interest and any tax penalties, to the other party as the Accountants reasonably determine is appropriate. For purposes of making the calculations required by this Section 6, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on interpretations concerning the application of the Code for which there is a “substantial authority” tax reporting position. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 6. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 6.

7.  Successors.

(a)  Company’s Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, amalgamation, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume the Company’s obligations under this Agreement and agree expressly to perform the Company’s obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

(b)  Employee’s Successors. Without the written consent of the Company, the Employee shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. Notwithstanding the foregoing, the terms of this Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

8.  Notices.

(a)  General. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to the Employee at the home address that the Employee most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

(b)  Notice of Termination. Any termination by the Company for Cause or by the Employee as a result of a voluntary resignation or an Involuntary Termination shall be communicated by a notice of termination to the other party hereto given in accordance with this

Section 8. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated. The failure by the Employee to include in the notice any fact or circumstance which contributes to a showing of Involuntary Termination shall not waive any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstance in enforcing the Employee’s rights hereunder.

9.  Execution of Release Agreement Upon Termination. As a condition of entering into this Agreement and receiving the benefits under Section 4, the Employee agrees to execute and not revoke a release of claims agreement substantially in the form attached hereto as Exhibit A upon the termination of the Employee’s employment with the Company. Such release shall not, however, apply to the rights and claims of the Employee under this Agreement, any indemnification agreement between the Employee and the Company (or its successor or acquirer), the bye-laws of the Company (or its successor or acquirer), the share award agreements between the Employee and the Company (or its successor or acquirer), or any employee benefit plan of which the Employee is a participant and under which all benefits due under such plan have not yet been paid or provided.

10.  Arbitration.

(a)  Any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in San Francisco or Alameda County, California, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the “Rules”). The cost of the arbitration shall be borne in full by the Company (or its successor or acquirer) but each of the Employee and the Company (or its successor or acquirer) shall bear his, her or its own legal fees and other cost in such arbitration subject to a possible award of attorneys fees and costs by the arbitrator as provided in the arbitration ruling. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction.

(b)  The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to conflicts of law rules. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. The Employee hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

(c)  The Employee understands that nothing in this Section 10 modifies the Employee’s at-will employment status. Either the Employee or the Company can terminate the employment relationship at any time, with or without cause.

(d)  THE EMPLOYEE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. THE EMPLOYEE UNDERSTANDS THAT SUBMITTING ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN

CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION TO THE EXTENT PERMITTED BY LAW, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF THE EMPLOYEE’S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

(i)  ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION.

(ii)  ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, AND LABOR CODE SECTION 201, et seq;

(iii)  ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

11.  Miscellaneous Provisions.

(a)  Mitigation. The Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Employee may receive from any other source. However, the Employee shall not be entitled to receive the health coverage and benefits contemplated by this Agreement in the event that the Employee receives similar health coverage and benefits as a result of new employment during the Compensation Continuation Period.

(b)  Waiver. No provision of this Agreement may be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(c)  Integration. This Agreement represents the entire agreement and understanding between the parties with respect to the subject matter herein but shall not supersede any employment agreement between the Company or any of its affiliates and the Employee, any indemnification agreement between the Employee and the Company (or its successor or acquirer), the share award agreements between the Employee and the Company (or its successor or acquirer), or any employee benefit plan of which the Employee is a participant and under which all benefits due under such plan have not yet been paid or provided.

(d)  Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal substantive laws, but not the conflicts of law rules, of the State of California.

(e)  Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

(f)  Tax Withholdings. All payments made pursuant to this Agreement shall be subject to withholding of applicable income and employment taxes.

(g)  Compliance with Section 409A of the Code. Any payments under this Agreement which would be subject to Section 409A of the Code shall be administered in compliance with the requirements of Section 409A of the Code.

(h)  Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

COMPANY:                                                                             XOMA LTD.

By:  _____________________________________________
                                                                                 Name
                                                                                 [Independent Director or CEO]

EMPLOYEE:                                                                             _________________________________________________
Name

EXHIBIT A

FORM RELEASE OF CLAIMS AGREEMENT

This Release of Claims Agreement (this “Agreement”) is made and entered into by and between XOMA Ltd. (the “Company”) and ________ (the “Employee”).

WHEREAS, the Employee was employed by the Company; and

WHEREAS, the Company and the Employee have entered into a Change of Control Severance Agreement effective as of ________, 2006 (the “Severance Agreement”).

NOW THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee (collectively referred to as the “Parties”) desiring to be legally bound do hereby agree as follows:

1.  Termination. The Employee’s employment with the Company terminated on ___________, 20__.

2.  Consideration. Subject to and in consideration of the Employee’s release of claims as provided herein, the Company has agreed to pay the Employee certain benefits and the Employee has agreed to provide certain benefits to the Company, both as set forth in the Severance Agreement.

3.  Release of Claims. The Employee agrees that the foregoing consideration represents settlement in full of all currently outstanding obligations owed to the Employee by the Company. The Employee, on the Employee’s own behalf and the Employee’s respective heirs, family members, executors and assigns, hereby fully and forever releases the Company and its past, present and future officers, agents, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, parents, predecessor and successor corporations, and assigns, from, and agrees not to sue or otherwise institute or cause to be instituted any legal or administrative proceedings concerning any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that the Employee may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date (as defined below) of this Agreement including, without limitation:

(a)  any and all claims relating to or arising from the Employee’s employment relationship with the Company and the termination of that relationship;

(b)  any and all claims relating to, or arising from, the Employee’s right to purchase, or actual purchase of shares of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law and securities fraud under any state or federal law;

(c)  any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, breach of contract (both express and implied), breach of a covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment and conversion;

(d)  any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act, and Labor Code Section 201, et seq. and Section 970, et seq. and all amendments to each such Act as well as the regulations issued thereunder;

(e)  any and all claims for violation of the federal or any state constitution;

(f)  any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

(g)  any and all claims for attorneys’ fees and costs.

The Employee agrees that the release set forth in this Section 4 shall be and remain in effect in all respects as a complete general release as to the matters released. Notwithstanding the foregoing, this release does not extend to any obligations now or subsequently incurred under this Agreement, the Severance Agreement, the Indemnification Agreement between the Employee and the Company (or its successor or acquirer), the outstanding share award agreements between the Employee and the Company (or its successor or acquirer), or any employee benefit plan of which the Employee is a participant and under which all benefits due under such plan have not yet been paid or provided.

4.  Acknowledgment of Waiver of Claims under ADEA. The Employee acknowledges that the Employee is waiving and releasing any rights the Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. The Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. The Employee acknowledges that the consideration given for this waiver and release agreement is in addition to anything of value to which the Employee was already entitled. The Employee further acknowledges that the Employee has been advised by this writing that (a) the Employee should consult with an attorney prior to executing this Agreement; (b) the Employee has at least twenty-one (21) days within which to consider this Agreement; (c) the Employee has seven (7) days following the execution of this Agreement by the Parties to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired. Any revocation should be in writing and delivered to the Company by the close of business on the seventh (7th) day from the date that the Employee signs this Agreement.

5.  Civil Code Section 1542. The Employee represents that the Employee is not aware of any claims against the Company other than the claims that are released by this Agreement. The Employee acknowledges that the Employee has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HER OR HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HER OR HIM MUST HAVE MATERIALLY AFFECTED HER OR HIS SETTLEMENT WITH THE DEBTOR.

The Employee, being aware of said code section, agrees to expressly waive any rights the Employee may have thereunder, as well as under any other statute or common law principles of similar effect.

6.  No Pending or Future Lawsuits. The Employee represents that the Employee has no lawsuits, claims or actions pending in the Employee’s name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. The Employee also represents that the Employee does not intend to bring any claims on the Employee’s own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein except, if necessary, with respect to the agreements listed in the last sentence of Section 4 of this Agreement.

7.  Confidentiality. The Employee agrees to use the Employee’s best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Release Information”). The Employee agrees to take every reasonable precaution to prevent disclosure of any Release Information to third parties and agrees that there will be no publicity, directly or indirectly, concerning any Release Information. The Employee agrees to take every precaution to disclose Release Information only to those attorneys, accountants, governmental entities and family members who have a reasonable need to know of such Release Information.

8.  No Adverse Cooperation. The Employee agrees the Employee will not act in any manner that might damage the business of the Company. The Employee agrees that the Employee will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless compelled under a subpoena or other court order to do so.

9.  Costs. The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.

10.  Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. The Employee represents and warrants that the

Employee has the capacity to act on the Employee’s own behalf and on behalf of all who might claim through the Employee to bind them to the terms and conditions of this Agreement.

11.  No Representations. The Employee represents that the Employee has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

12.  Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

13.  Entire Agreement. This Agreement and the Severance Agreement and the agreements and plans referenced therein represent the entire agreement and understanding between the Company and the Employee concerning the Employee’s separation from the Company, and supersede and replace any and all prior agreements and understandings concerning the Employee’s relationship with the Company and the Employee’s compensation by the Company. This Agreement may only be amended in writing signed by the Employee and an executive officer of the Company.

14.  Governing Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

15.  Effective Date. This Agreement is effective eight (8) days after it has been signed by the Parties (the “Effective Date”) unless it is revoked by the Employee within seven (7) days of the execution of this Agreement by the Employee.

16.  Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

17.  Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a)  they have read this Agreement;

(b)  they have been represented in the preparation, negotiation and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c)  they understand the terms and consequences of this Agreement and of the releases it contains; and

(d)  they are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

XOMA LTD.

By:  __________________________________________

Title:  _________________________________________

Date:  _________________________________________

EMPLOYEE

______________________________________________
Name

Date:  _________________________________________

Terms of Individual Executive Officer Change of Control and Severance Agreements
(to be read in conjunction with Form of Change of Control and Severance Agreement)

Name	Paragraph 1(d)	Paragraph 4(c)(i)		Paragraph 4(c)(ii)
John L. Castello	24 months	2.0	24 months	24 months
Patrick J. Scannon, MD, PhD	18 months	1.5	18 months	18 months
Christopher J. Margolin	18 months	1.5	18 months	18 months
J. David Boyle II	18 months	1.5	18 months	18 months